UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011, (June 10, 2011)

SCI ENGINEERED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

 Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on June 10, 2011, at the Company headquarters located at 2839 Charter Street, Columbus, Ohio 43228.  The final voting results for the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1.   The election of five members to the board of directors, each to serve until the 2012 annual meeting of stockholders or until his successor is duly elected and qualified.

	FOR	WITHHELD
Robert J. Baker, Jr.	2,115,851	970

Walter J. Doyle	2,115,871	950

Robert H. Peitz	2,115,671	1,150

Daniel Rooney	2,110,908	5,913

Edward W. Ungar	2,115,771	1,050

Proposal 2.   The adoption of the Company’s 2011 Stock Incentive Plan.

FOR	1,886,230
AGAINST	227,800
ABSTAIN	2,791

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: June 13, 2011	By	/s/ Daniel Rooney
Daniel Rooney President and Chief Executive Officer